UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2009, Entravision Communications Corporation (the “Company”) reduced annual base salaries of all employees based on a sliding scale determined by each employee’s then current compensation level, including the annual base salaries of the Company’s named executive officers (“NEOs”), effective as of April 1, 2009. Such salary reductions may be deemed to constitute amendments to the Company’s NEOs’ individual employment agreements, even though no amendments to such employment agreements are expected to be drafted and executed. For details regarding such salary reductions, please see Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, the Company reduced annual base salaries of all employees based on a sliding scale determined by each employee’s then current compensation level, including the annual base salaries of the Company’s NEOs, effective as of April 1, 2009. The salary reductions and new annual base salaries of the Company’s NEOs are as follows: (i) Walter F. Ulloa, the Company’s Chairman and Chief Executive Officer, 15% reduction from $876,000.00 to $744,600.00; (ii) Philip C. Wilkinson, the Company’s President and Chief Operating Officer, 15% reduction from $876,000.00 to $744,600.00; (iii) Christopher T. Young, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, 12.5% reduction from $350,000.00 to $306,250.00; and (iv) Jeffery A. Liberman, the President of the Company’s radio division, 12.5% reduction from $393,500.00 to $344,312.50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: April 2, 2009	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer